CONSENT TO SUB-SUBLEASE

AGREEMENT, made as of July 22, 2011, among HIRO REAL ESTATE CO., having an office at 150 East 42nd Street, Mezzanine Level, New York, New York 10017 (“Landlord”), TRUE NORTH COMMUNICATIONS INC., having an office at c/o The Interpublic Group of Companies, Inc., 1114 Avenue of the Americas, New York, New York 10036 (“True North”), PFIZER INC., having an office at 235 East 42nd Street, New York, New York 10017-5755 (“Pfizer”), WORLD COLOR (USA) CORP. (as successor-in-interest to QUEBECOR WORLD (USA) INC.), having an office at c/o Quad/Graphics, Inc., N63 W23075 State Hwy, 74, Sussex, WI 53089 (“World Color”) and INTRALINKS, INC., having an office at 150 East 42nd Street, New York, New York 10017 (“Intralinks”).

True North is the tenant under a lease dated as of February 8, 1995, (as the same has heretofore been amended or may hereafter be amended, the “Superior Lease”), leasing space in the building known as 150 East 42nd Street, New York, New York (the “Building”).

Pfizer is the subtenant under a sublease dated as of January 25, 2002 (the “Sublease”), subleasing the entire 11th floor (the “Prime Subleased Premises”) in the Building. Landlord consented to the Sublease pursuant to that certain Consent to Sublease dated as of March 7, 2002 (the “Sublease Consent”).

World Color is the sub-subtenant under a sub-sublease with Pfizer, dated as of January 2, 2007, as amended by a first amendment to such sub-sublease, dated as of April 30, 2009 (collectively, the “WC Sub-Sublease”) pursuant to which World Color sub-subleases a portion of the Prime Subleased Premises as more particularly described in the WC Sub-Sublease (the “WC Sub-Sublet Space”). World Color’s obligations under the WC Sub-Sublease are guaranteed by Quad/Graphics Canada, Inc., formerly known as World Color Press Inc. (as successor-in-interest to Quebecor World Inc.) pursuant to that certain Guaranty dated as of January 2, 2007 (the “WC Guaranty”). Landlord consented to the WC Sub-Sublease pursuant to that certain Consent to Sublease dated as of February 21, 2007, as amended by that certain Amendment to Consent to Sub-Sublease, dated as of July 31, 2009 (collectively, the “WC Consent”). The term of the WC Sub-Sublease shall end, unless sooner terminated, on December 11,2013.

World Color and Intralinks have requested that Landlord, True North and Pfizer consent to the sub-sub-subletting by World Color to Intralinks, pursuant to a sub-sub-sublease dated as of June 1, 2011, a copy of which is attached hereto as Exhibit A and made a part hereof (the “WC/Intralinks Sublease”), of certain space described in the WC/Intralinks Sublease (the “WC/Intralinks Sublet Space”), which WC/Intralinks Sublet Space constitutes a portion of the WC Sub-Sublet Space, for a term to commence on the date specified therefor in the WC/Intralinks Sublease and to end, unless sooner terminated, on December 1, 2013. Quad/Graphics, Inc. (“WC Guarantor”), which owns Quad/Graphics Canada, Inc., has agreed to assume the obligations of the guarantor under the WC Guaranty to induce Landlord, True North and Pfizer to enter into this Agreement.

Landlord, True North and Pfizer hereby consent to the sub-sub-subletting by World Color to Intralinks pursuant to the WC/Intralinks Sublease, such consent being subject to and upon the following terms and conditions, to each of which Intralinks, World Color, Pfizer, True North and Landlord hereby expressly agree:

1. Nothing contained in this Agreement shall operate as a consent or approval or ratification by Landlord, True North or Pfizer to or of any of the provisions of the WC/Intralinks Sublease or as a representation or warranty by Landlord, True North or Pfizer, or as a consent or approval of any Alterations (as defined in the Superior Lease) to be performed by World Color or Intralinks whether or not referred to in the WC/Intralinks Sublease (any such Alterations being subject to Landlord’s, Pfizer’s and, in specified circumstances, True North’s consent, in each case in accordance with all of the terms and conditions of the Superior Lease, Sublease, and WC Sub-Sublease) and, except as may be expressly provided herein, neither Landlord, True North nor Pfizer shall be bound or estopped in any way by the provisions of the WC/Intralinks Sublease. In case of any conflict between the provisions of this Agreement and the provisions of the WC/Intralinks Sublease, the provisions of this Agreement shall prevail unaffected by the WC/Intralinks Sublease.

2. Nothing contained in this Agreement shall be construed to (i) modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions contained in the Superior Lease, Sublease, or WC Sub-Sublease (except as may be herein expressly provided), (ii) waive any present or future breach or default under the Superior Lease, Sublease, or WC Sub-Sublease or any rights of Landlord, True North or Pfizer against any person, firm, association or corporation liable or responsible for the performance of the Superior Lease, Sublease, or WC Sub-Sublease, or (iii) enlarge or increase Landlord’s, True North’s or Pfizer’s obligations or True North’s, Pfizer’s, World Color’s or Intralinks’ rights under the Superior Lease, the Sublease, the WC Sub-Sublease or otherwise; and all provisions, covenants, agreements, terms and conditions of the Superior Lease are hereby declared by Landlord and True North to be in full force and effect; and all provisions, covenants, agreements, terms and conditions of the Sublease are hereby declared by True North and Pfizer to be in full force and effect and all provisions, covenants, agreements, terms and conditions of the WC Sub-Sublease are hereby declared by Pfizer and World Color to be in full force and effect. True North shall be and remain liable and responsible for the due keeping, and full performance and observance, of all of the provisions, covenants, agreements, terms and conditions set forth in the Superior Lease on the part of the tenant thereunder to be kept, performed and observed, including, without limitation, with respect to True North, the payment of the fixed rent and additional rent (as such terms are defined in the Superior Lease), together with all other sums payable by True North under the Superior Lease; provided, however, this sentence shall in no way be construed as releasing True North from or altering any of its obligations under the Superior Lease. In case of any conflict between the provisions of this Agreement and the provisions of the Superior Lease, the provisions of the Superior Lease shall prevail unaffected by this Agreement (except where this Agreement expressly provides that the Superior Lease is modified). Pfizer shall be and remain liable and responsible for the due keeping, and full performance and observance, of all of the provisions, covenants, agreements, terms and conditions set forth in the Sublease on the part of the subtenant thereunder to be kept, performed and observed, including, without limitation, with respect to Pfizer, the payment of the fixed rent and additional rent (as such terms are defined in the Sublease), together with all other sums payable by the Pfizer under the Sublease;

provided, however, this sentence shall in no way be construed as releasing Pfizer from or altering any of its obligations under the Sublease. In case of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of the Sublease shall prevail unaffected by this Agreement (except where this Agreement expressly provides that the Sublease is modified). World Color shall be and remain liable and responsible for the due keeping and full performance and observance of all of the provisions, covenants, agreements, terms and conditions set forth in the WC Sub-Sublease on the part of the sub-subtenant thereunder to be kept, performed and observed, including, without limitation, with respect to World Color, the payment of the Base Rent and Additional Rent (as such terms are defined in the WC Sub-Sublease), together with all other sums payable by World Color under the WC Sub-Sublease; provided, however, this sentence shall in no way be construed as releasing World Color from or altering any of its obligations under the WC Sub-Sublease. In case of any conflict between the provisions of this Agreement and the provisions of the WC Sub-Sublease, the provisions of the WC Sub-Sublease, as between Pfizer and World Color, shall prevail unaffected by this Agreement (except where this Agreement expressly provides that the WC Sub-Sublease is modified).

3. Landlord’s consent under this Agreement is not assignable or transferable in connection with any further or other subletting by True North, Pfizer, World Color or Intralinks. True North’s consent under this Agreement is not assignable or transferable in connection with any further or other subletting by Pfizer, World Color or Intralinks. Pfizer’s consent under this Agreement is not assignable or transferable in connection with any further or other subletting by World Color or Intralinks.

4. The WC/Intralinks Sublease is, and shall be, subject and subordinate at all times to the Superior Lease, the Sublease, the Sublease Consent, the WC Consent and the WC Sub-Sublease and to all of the respective provisions of the Superior Lease, the Sublease Consent, the Sublease, the WC Consent and the WC Sub-Sublease, and True North (as applicable), Pfizer, World Color and Intralinks shall not do, permit or suffer anything to be done in, or in connection with Intralinks’ use or occupancy of, the WC/Intralinks Sublet Space which would violate any of said provisions.

5. Neither the WC/Intralinks Sublease nor Landlord’s, True North’s and Pfizer’s consent under this Agreement shall release or discharge (i) True North from any liability or obligation under the Superior Lease, Sublease, Sublease Consent or WC Consent or (ii) Pfizer from any liability or obligation under the Sublease, Sublease Consent, WC Sub-Sublease or WC Consent or (iii) World Color from any liability or obligation under the WC Sub-Sublease or WC Consent. True North shall remain liable and responsible for, the full performance and observance of all of the provisions of the Superior Lease, Sublease and the Sublease Consent on the part of True North to be performed or observed pursuant to the terms of the Superior Lease, Sublease and the Sublease Consent with the same force and effect as though no sub-sub-sublet had been made. Pfizer shall remain liable and responsible for, the full performance and observance of all of the provisions of the Sublease, the Sublease Consent, the WC Sub-Sublease and the WC Consent on the part of Pfizer to be performed or observed pursuant to the terms of the Sublease, the Sublease Consent, the WC Sub-Sublease and the WC Consent with the same force and effect as though no sub-sub-sublet had been made. World Color shall remain liable and responsible for, the full performance of all of the provisions of the WC Sub-Sublease and the

WC Consent on the part of World Color to be performed or observed pursuant to the terms of the WC Sub-Sublease and the WC Consent with the same force and effect as though no sub-sub-sublet had been made. Any breach or violation of any provision of the Superior Lease (whether by act or by omission) by Pfizer, World Color or Intralinks shall be deemed to be, and shall constitute, a default by True North in fulfilling such provision (after delivery by Landlord to True North of any applicable notice of default and the expiration of any applicable cure period), and, in such event, Landlord may exercise its rights and remedies under the Superior Lease in the case of such a default. Any breach or violation of any provision of the Sublease (whether by act or by omission) by World Color or Intralinks shall be deemed to be, and shall constitute, a default by Pfizer in fulfilling such provision (after delivery by True North to Pfizer of any applicable notice of default and the expiration of any applicable cure period), and, in such event, True North may exercise its rights and remedies under the Sublease in the case of such a default. Any breach or violation of any provision of the WC Sub-Sublease (whether by act or by omission) by Intralinks shall be deemed to be, and shall constitute, a default by World Color in fulfilling such provision (subject to any applicable notice and cure period), and, in such event, Pfizer may exercise its rights and remedies under the WC Sub-Sublease in the case of such a default.

6. Landlord’s, True North’s and Pfizer’s consent under this Agreement is not, and shall not be construed as, a consent by Landlord, True North or Pfizer to any assignment, reassignment, further or other subletting, or other transfer by True North, Pfizer, World Color or Intralinks. The WC/Intralinks Sublease shall not be assigned, reassigned, transferred, surrendered (except in connection with a termination pursuant to Paragraph 20 hereof), renewed or extended, nor shall Intralinks sublease all or any part of the WC/Intralinks Sublet Space, without the prior written consent of Landlord, True North, Pfizer and World Color thereto in each instance. In the event that the WC/Intralinks Sublease is assigned, Intralinks and all future tenants under the WC/Intralinks Sublease shall be jointly and severally liable for the full performance of the terms and conditions of this Agreement. If the lessee under the WC/Intralinks Sublease (the “Lessee”) is a corporation, partnership, limited liability company or other entity, the prohibition on assigning the WC/Intralinks Sublease shall be deemed breached if there occurs (i) a transfer of any stock of, partnership interest of, membership interest in, or other beneficial ownership interest in, such Lessee (however accomplished, whether in a single transaction or in a series of related or unrelated transactions); (ii) a transfer by operation of law or otherwise, of such Lessee’s interest in the WC/Intralinks Sublease; and/or (iii) any increase in the amount of issued and/or outstanding shares of capital stock of Lessee (or partnership interests of, or membership interests in, Lessee) and/or the creation of one or more additional classes of capital stock of Lessee (or partnership interests of, or membership interests in, Lessee) (however accomplished, whether in a single transaction or in a series of related or unrelated transactions), with the result that (1) at least 51% of the beneficial and record ownership in and to Lessee shall no longer be held by the beneficial and record owners of the capital stock of Lessee (or partnership interests in the case of a partnership, or membership interests in the case of a limited liability company) as of the date Lessee executed the WC/Intralinks Sublease or (2) there shall be a change in Control of Lessee. “Control” (and with correlative meaning, “controlled by” and “under common control with”) means the power and authority to direct the business and affairs of the entity in question, whether through the ownership of securities, by contract or otherwise. Notwithstanding the foregoing, if Lessee is a law firm, a transfer of partnership interests therein pursuant to the addition of new partners or the withdrawal of existing partners (but excluding the merger of such law firm into another law firm, which shall be subject to the provisions of this Paragraph 6, provided that none of Landlord, True North, Pfizer nor World Color will unreasonably withhold or delay its consent to such merger) shall not be prohibited by or subject to the provisions of the immediately preceding two sentences.

7. Subject to all of the provisions, covenants, agreements, terms and conditions of the Superior Lease, the Sublease Consent, the Sublease, the WC Consent and the WC Sub- Sublease, the WC/Intralinks Sublet Space shall be used solely as specified in Article 2 of the Superior Lease and for no other purpose.

8. In addition to the obligations set forth in Paragraph 2 hereof, and in no way limiting the same, True North, Pfizer, World Color and Intralinks shall be jointly and severally liable to Landlord for all bills rendered by Landlord for charges incurred by or imposed upon Intralinks for services rendered and materials supplied to the WC/Intralinks Sublet Space by Landlord requested by or on behalf of Intralinks. In no way limiting the preceding sentence, if True North pays any such bills for services and materials supplied by Landlord to the WC/Intralinks Sublet Space, Pfizer, World Color and Intralinks shall be jointly and severally liable to True North for the payment of such amounts; and if Pfizer pays any such bills for services and materials supplied by Landlord to the WC/Intralinks Sublet Space, World Color and Intralinks shall be jointly and severally liable to Pfizer for the payment of such amounts. Nothing in this Paragraph 8 shall require Landlord, True North or Pfizer to respond to, or comply with, any requests for services or materials made by World Color and/or Intralinks. Landlord’s decision with respect to any such request shall be in its sole discretion. The preceding two sentences do not negate in any way the obligation of Landlord to furnish services to True North with respect to the WC/Intralinks Sublet Space pursuant to the Superior Lease.

9. (a) World Color and Intralinks represent and warrant to Landlord, True North and Pfizer that the copy of the WC/Intralinks Sublease attached hereto is a true and correct copy thereof and that the WC/Intralinks Sublease has not been amended, changed, supplemented or modified. Notwithstanding anything to the contrary contained in the Superior Lease, the Sublease, the WC Sub-Sublease or the WC/Intralinks Sublease, World Color and Intralinks shall not, without the prior written consent of Landlord, True North and Pfizer in each instance, amend, change, modify or terminate (except as a result of a default or as provided in Paragraph 20 hereof) the WC/Intralinks Sublease.

(b) World Color and Intralinks each represents and warrants to Landlord, True North and Pfizer that (i) the information supplied to Landlord, True North and Pfizer by each of World Color and Intralinks in connection with obtaining Landlord’s, True North’s and Pfizer’s consent pursuant to this Agreement (including, without limitation, all summaries, financial statements, notices, and other documents) is true and complete in all material respects, except that World Color makes no representation or warranty concerning the accuracy of any financial information provided by Intralinks, (ii) no consideration has been or will be paid by Intralinks for or in connection with the WC/Intralinks Sublease or the sale of any furniture, furnishings, fixtures or improvements in the WC/Intralinks Sublet Space that has not been disclosed in the WC/Intralinks Sublease (iii) there is no Profit (as such term is defined in Section 7.09 of the Superior Lease) resulting from the WC/Intralinks Sublease and no amount payable under Paragraph 13(e) of the WC Sub-Sublease, except that Intralinks makes no representation as to whether there is any such Profit under the Superior Lease and (iv) other than the WC/Intralinks Sublease, there are no other agreements (written or oral) between them relating to the WC/Intralinks Sublease, or the use or occupancy of the WC/Intralinks Sublet Space or the furniture, furnishings, fixtures, or improvements therein. Notwithstanding the representation contained in clause (iii) above, (A) Landlord retains the right to conduct an audit to determine whether or not any such Profit shall, in fact, exist and True North, Pfizer, World Color and Intralinks shall reasonably cooperate with Landlord in connection therewith (including, without limitation, providing such documentation relating thereto as may be in its possession or control); (B) True North retains the right to conduct an audit to determine whether or not any such Profit shall, in fact, exist and Pfizer, World Color and Intralinks shall reasonably cooperate with True North in connection therewith (including, without limitation, providing such documentation relating thereto as may be in its possession or control); and (C) Pfizer has the right to conduct an audit to determine whether or not any amounts are payable to Pfizer pursuant to Paragraph 13(e) of the WC Sub-Sublease and World Color and Intralinks shall reasonably cooperate with Pfizer in connection therewith (including, without limitation, providing such documentation relating thereto as may be in its possession or control).

(c) The representations and warranties contained in Paragraphs 9(a), 9(b)(ii), 9(b)(iii) and 9(b)(iv) shall be deemed incorporated in the Superior Lease, Sublease, WC Sub-Sublease and the WC/Intralinks Sublease and the inaccuracy of any of such representations and warranties shall constitute a default under the Superior Lease, Sublease, WC Sub-Sublease and the WC/Intralinks Sublease entitling Landlord, True North and/or Pfizer to exercise any or all of the remedies for default provided therein or otherwise available at law or in equity.

(d) The inaccuracy of any representations and warranties contained in Paragraph 9(b)(i) shall entitle Landlord, True North and/or Pfizer to withdraw their consent to the WC/Intralinks Sublease, in which event the term of the WC/Intralinks Sublease shall end and expire on the date notice of such withdrawal is given to WC and Intralinks by Landlord, Pfizer or True North (as the case may be) as fully and completely as if such date were the stated expiration date of the WC/Intralinks Sublease and Intralinks shall thereupon surrender and vacate the WC/Intralinks Sublet Space. World Color and Intralinks hereby agree that the WC/Intralinks Sublease is modified to include this provision.

10. Upon the expiration or termination of the term of the Superior Lease, Sublease and/or the WC Sub-Sublease during the term of the WC/Intralinks Sublease by reason of condemnation or eminent domain or destruction by fire or other cause, or if the Superior Lease, Sublease or WC Sub-Sublease expires or is terminated for any other reason or is surrendered by True North to Landlord or Pfizer to True North or World Color to Pfizer, then, the WC/Intralinks Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination or surrender and Intralinks shall vacate the WC/Intralinks Sublet Space on or before such date. If Intralinks does not so vacate, Landlord, True North and Pfizer shall be entitled to all of the rights and remedies available to a landlord against a tenant holding over after the expiration of a term.

11. Any breach or violation of any provision of this Agreement by True North, Pfizer, World Color or Intralinks shall be deemed to be and shall constitute a default (after the giving of any applicable notice and the expiration of any applicable cure period) by (i) True

North in fulfilling the provisions of the Superior Lease, (ii) Pfizer in fulfilling the provisions of the Sublease, (iii) World Color in fulfilling the provisions of the WC Sub-Sublease and (iii) Intralinks in fulfilling the provisions of the WC/Intralinks Sublease, and, in such event, Landlord, True North, Pfizer and World Color may exercise their respective rights and remedies under the Superior Lease, the Sublease, the WC Sub-Sublease and the WC/Intralinks Sublease, as applicable, in the case of such a default.

12. In the event that True North shall be in default under the Superior Lease beyond the expiration of applicable notice and cure periods under the Superior Lease (if any) and at such time True North is entitled to receive payments directly from Intralinks, and Landlord gives notice of any such default to Intralinks (which Landlord shall have no obligation to give), then, from the date upon which Landlord gives such notice to Intralinks until such time as Landlord rescinds said notice, Intralinks shall make all payments of fixed rent and additional rent/charges due under the WC/Intralinks Sublease directly to Landlord by unendorsed check made payable solely to Landlord at the address designated by Landlord in said notice. In the event that Pfizer shall be in default under the Sublease beyond the expiration of applicable notice and cure periods under the Sublease (if any) and at such time Pfizer is entitled to receive payments directly from Intralinks, and True North gives notice of any such default to Intralinks (which True North shall have no obligation to give), then, from the date upon which True North gives such notice to Intralinks until such time as True North rescinds said notice, Intralinks shall make all payments of fixed rent and additional rent/charges due under the WC/Intralinks Sublease directly to True North by unendorsed check made payable solely to True North at the address designated by True North in said notice; provided, however, that in the event Landlord and True North each sends a notice to Intralinks as described in the first and second sentences of this Paragraph 12, any such notice sent by True North shall be null and void and of no force and effect and Intralinks shall comply with the provisions of the first sentence of this Paragraph 12. In the event that World Color shall be in default in payment of rent under the WC Sub-Sublease and at such time Pfizer is entitled to receive payments directly from Intralinks as provided in Paragraph 13 of the WC Sub-Sublease and gives notice of any such default to Intralinks (which Pfizer shall have no obligation to give), then, from the date upon which Pfizer gives such notice to Intralinks until such time as Pfizer rescinds said notice, Intralinks shall make all payments of fixed rent and additional rent/charges due under the WC/Intralinks Sublease directly to Pfizer by unendorsed check made payable solely to Pfizer at the address designated by Pfizer in said notice; provided that if Pfizer is in default of its obligation to pay rent, additional rent and/or charges to True North pursuant to the Sublease or of its obligation to pay rent, additional rent and/or charges to Landlord pursuant to the Sublease Consent, Pfizer shall not be entitled to such payments from Intralinks and if either Landlord or True North gives Intralinks notice that Pfizer is in default of such obligations to Landlord and/or True North, Intralinks shall not make such payments to Pfizer and the first two sentences of this paragraph shall govern the rights of the parties, as applicable. Any such payments shall be credited, upon collection only, by (a) with respect to the occurrence of the events described in the first sentence of this Paragraph 12, Landlord, True North, and Pfizer against any fixed rent and additional rent due Landlord, True North and Pfizer by True North, Pfizer and World Color, respectively, under the Superior Lease, Sublease and WC Sub-Sublease, respectively, in such manner and in such order as Landlord, True North and Pfizer, respectively may elect, in its sole discretion, (b) with respect to the occurrence of the events described in the second sentence of this Paragraph 12, True North and Pfizer against any fixed rent and additional rent due True North and Pfizer by Pfizer and World

Color, respectively, under the Sublease and WC-Sub-Sublease, and (c) with respect to the occurrence of the events described in the third sentence of this Paragraph 12, Pfizer against any sums due Pfizer by World Color under the WC Sub-Sublease. True North, Pfizer and World Color hereby authorize payment by Intralinks to Landlord pursuant to this Paragraph 12. Pfizer and World Color hereby authorize payment by Intralinks to True North pursuant to this Paragraph 12. World Color hereby authorizes payment by Intralinks to Pfizer pursuant to this Paragraph 12. Landlord, True North or Pfizer (as the case may be) may exercise its rights under this Paragraph 12 on one or more occasions, and from time to time, as often as Landlord, True North or Pfizer (as the case may be) desires, and (1) the rights granted to Landlord hereunder shall apply in each event of default by True North under the Superior Lease (after the giving of any applicable notice and expiration of any applicable cure period), (2) the rights granted to True North hereunder shall apply in each event of default by Pfizer under the Sublease (after the giving of any applicable notice and expiration of any applicable cure period), and (3) the rights granted to Pfizer hereunder shall apply in each event of default by World Color under the WC Sub-Sublease. This Paragraph 12 shall in no event limit or impair other rights and remedies which may be available to (i) Landlord as a result of any such default by True North and/or (ii) True North as a result of any such default by Pfizer and/or (iii) Pfizer as a result of any such default by World Color. The acceptance of any such payments from Intralinks shall not be deemed an acceptance of Intralinks as tenant under the Superior Lease, Intralinks as subtenant under the Sublease, or Intralinks as sub-subtenant under the WC Sub-Sublease (as the case may be), or an attornment to Landlord, True North or Pfizer (as the case may be) under the WC/Intralinks Sublease, nor shall it release True North, Pfizer or World Color from any of their respective obligations under the Superior Lease or Sublease, or WC Sub-Sublease, as applicable.

13. All notices, consents, demands and other communications from one party to the other (each, a “Notice”) that are given pursuant to the terms of this Agreement shall be in writing and shall be sent by (a) personal delivery, (b) the United States mail, certified or registered, return receipt requested, postage prepaid, or (c) via nationally recognized overnight courier, in each case addressed to the party to be notified as follows:

If to Landlord:

Hiro Real Estate Co.

150 East 42nd Street, Mezzanine Level

New York, New York 10017

Attn.: President

with copies being simultaneously delivered to:

Hiro Real Estate Co.

150 East 42nd Street, Mezzanine Level

New York, New York 10017

Attn.: Mr. Daniel J. Immordino, Controller

CB Richard Ellis, Inc.

150 East 42nd Street

Building Management Office

New York, New York 10017

Attn.: Mr. Walter Maher, Building Manager

CB Richard Ellis, Inc.

200 Park Avenue

New York, New York 10166

Attn.: Mr. Scott Gottlieb

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn.: Ross Z. Silver, Esq.

If to True North:

True North Communications

13801 FNB Parkway

Omaha, NE 68154

Attn: Kent Svoda

The Interpublic Group of Companies, Inc.

1114 Avenue of the Americas – 19th Floor

New York, New York 10036

Attn: General Counsel

If to Pfizer:

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attn: Gordon Hurrell

with a copy being simultaneously delivered to:

Pfizer Inc.

150 East 42nd Street

New York, NY 10017

Attn: Margaret Caron

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

Attn: William C. Longa, Esq.

If to World Color:

World Color (USA) Corp.

c/o Quad Graphics, Inc.

N63 W23075 State Hwy, 74

Sussex, WI 53089

Attn: Nathan Ganfield, Director,

Corporate Legal and Real Estate

With Copy to:

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, WI 53202

Attn: Rebecca K. Hamrin

If to Intralinks:

Intralinks, Inc.

150 East 42nd Street

8th Floor

New York, New York 10017

Attn.: General Counsel

With Copy to:

McCarter & English, LLP

245 Park Avenue, 27th Floor

New York, New York 10167

Attn: David Richards

Any party may from time to time designate a different (or additional) address(es) for Notices by at least five (5) days prior Notice to the other parties given in accordance with the requirements of this Paragraph 13. Notices from Landlord may be given by Landlord’s managing agent, if any, and Notices from any party may be given by such party’s attorney. Notwithstanding the foregoing, notices given by Landlord to True North, and by True North to Landlord, shall be given in the manner provided in the Superior Lease. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor from the personal delivery service, United States Postal Service, or national courier service, as applicable, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure or refusal as evidenced by a written receipt therefore from the personal delivery service, United States Postal Service, or national courier service, as applicable.

14. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

15. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, modified, terminated or discharged unless such change, modification, termination or discharge is in writing and signed by Landlord and by each of the other parties against whom such change, modification, termination or discharge is sought to be enforced.

16. Each right and remedy of Landlord, True North and Pfizer provided for in this Agreement, the Superior Lease, the Sublease, the Sublease Consent, the WC Sub-Sublease and the WC Consent shall be cumulative and shall be in addition to every other right and remedy provided for therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord, True North and/or Pfizer of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or later exercise by Landlord, True North and Pfizer of any or all other rights or remedies so provided for or so existing.

17. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18. (a) World Color covenants to deliver to Landlord, contemporaneously with the delivery of this Agreement to Landlord, a check or checks, subject to collection, made payable to the order of Landlord and/or Landlord’s counsel, as directed by Landlord, in a sum equal to all costs and legal fees incurred by Landlord in connection with the granting of Landlord’s consent pursuant to this Agreement.

(b) World Color covenants to deliver to True North, contemporaneously with the delivery of this Agreement to True North, a check or checks, subject to collection, made payable to the order of True North and/or True North’s counsel, as directed by True North, in a sum equal to all costs and legal fees incurred by True North in connection with the granting of True North’s consent pursuant to this Agreement.

(c) World Color covenants to deliver to Pfizer, contemporaneously with the delivery of this Agreement to Pfizer, a check or checks, subject to collection, made payable to the order of Pfizer and/or Pfizer’s counsel, as directed by Pfizer, in a sum equal to all costs and legal fees incurred by Pfizer in connection with the granting of Pfizer’s consent pursuant to this Agreement.

19. World Color and Intralinks each, jointly and severally (i) represents and warrants to Landlord, True North and Pfizer that no broker, finder or similar person was involved in the granting of Landlord’s, True North’s and Pfizer’s consent pursuant to this Agreement or the execution of the WC/Intralinks Sublease (or the transactions contemplated thereby) other than Cushman & Wakefield, Inc. and Jones Lang LaSalle (“Broker”) and (ii) agrees to defend, indemnify and hold harmless Landlord, True North and Pfizer from and against any and all (a) claims of and liabilities to any broker(s), finder(s) and/or any other person(s) (including, without limitation, Broker) for the payment of any fees, commissions or other sums alleged to be due as a result of the granting of Landlord’s, True North’s and Pfizer’s consent pursuant to this Agreement and/or the execution of the WC/Intralinks Sublease (or the transactions contemplated thereby), and (b) loss, cost, liability, expense or damage suffered by Landlord, True North and/or Pfizer (including, without limitation, reasonable attorneys’ fees, court costs and disbursements) arising from, relating to or in connection with any breach of the representation and warranty contained in clause (i) above or any such claims and liabilities described in clause (ii). The provisions of this Paragraph 19 shall survive the termination of the WC/Intralinks Sublease.

20. Notwithstanding anything to the contrary contained in this Agreement, the WC/Intralinks Sublease may be terminated without the consent of Landlord, True North or Pfizer, whether by reason of default or by agreement of the parties to the WC/Intralinks Sublease. Landlord’s, True North’s and Pfizer’s consent shall not be required with respect to the execution and delivery of a commencement date agreement with respect to the WC/Intralinks Sublease, provided that the date set out as the commencement date occurs after the date of execution and delivery of this Agreement.

21. This Agreement shall inure to the benefit of and be binding upon Intralinks, World Color, WC Guarantor, Pfizer and True North and their respective permitted successors or assignees and shall inure to the benefit of and be binding upon Landlord and its successors and assigns, including any subsequent purchaser of the Building.

22. World Color shall send to Landlord, True North and Pfizer copies of all notices given by World Color to Intralinks pursuant to the WC/Intralinks Sublease (other than routine administrative notices and invoices) in the manner provided under Paragraph 13 of this Agreement.

23. This Agreement shall not be effective until executed by each of Landlord, True North, Pfizer, World Color and Intralinks and a fully-executed original counterpart thereof is delivered unconditionally to each of the parties hereto. This Agreement may be executed in multiple counterparts.

24. By its execution hereof, WC Guarantor hereby: (i) ratifies and confirms the WC Consent, (ii) agrees that it shall be, jointly and severally liable with World Color for all of World Color’s representations, warranties, indemnities, covenants, liabilities and other obligations under the WC Consent and this Agreement and (iii) ratifies and confirms the WC Guaranty, assumes all of the obligations of the Guarantor under the WC Guaranty, and agrees that the WC Guaranty remains unmodified and binds the WC Guarantor and that WC Guarantor shall be liable for all of the Guarantor’s obligations under the WC Guaranty.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth at the outset of this Agreement.

LANDLORD:

HIRO REAL ESTATE CO.

By:  Hiro Enterprise, U.S.A., Inc., partner

By:  /s/ Yoshiki Fujishiro

Name: Yoshiki Fujishiro

Title: President

TRUE NORTH:

TRUE NORTH COMMUNICATIONS INC.

By:  /s/ John Gilliam

Name: John Gilliam

Title: Vice President

PFIZER:

PFIZER INC.

By:  /s/ Sanjiv Awasthi

Name: Sanjiv Awasthi

Title:

[Signatures Continue on Following Page]

WORLD COLOR:

WORLD COLOR (USA) CORP

By:  /s/ Andrew R. Schiese

Name: Andrew R. Schiese

Title: Secretary

INTRALINKS:

INTRALINKS, INC.

By:  /s/ David Curran

Name: David Curran

Title: EVP, Business & Legal Affairs

GUARANTOR:

QUAD/GRAPHICS, INC.

By:  /s/ Andrew R. Schiese

Name: Andrew R. Schiese

Title: VP, General Counsel & Secretary

EXHIBIT A

WC/Intralinks Sublease

SUBLEASE

dated as of

June 1, 2011

between

WORLD COLOR (USA) CORP.,

as successor-in-interest to Quebecor World (USA) Inc.,

as Sublandlord

and

INTRALINKS, INC., as Subtenant

for certain premises located at

150 East 42nd Street

New York, NY

Table of Contents

1	Definitions and Basic Terms	1
2	Demise; Term	3
3	Rents	5
4	Condition of the Premises	6
5	Subordination and Incorporation	6
6	Insurance and Indemnification	10
7	Covenant of Quiet Enjoyment	11
8	Assignment and Sub-subletting	11
9	Utilities	12
10	Alterations	12
11	Security Deposit	13
12	Notices	13
13	Brokers	14
14	Required Consents	14
15	Personal Property	15
16	Signage	15
17	Miscellaneous	15

List of Exhibits

A	Premises
B	Prime Lease
C	Personal Property

SUBLEASE

dated as of the Sublease Date between Sublandlord and Subtenant (“Sublease”)

WITNESSETH:

WHEREAS Sublandlord is the sub-subtenant of the Premises located in the Building; and

WHEREAS Sublandlord desires to sub-sub-sublease to Subtenant, and Subtenant desires to sub-sub-sublease from Sublandlord, the Premises on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Sublandlord and Subtenant agree as follows:

1.	Definitions and Basic Terms

Set forth below are certain definitions and basic terms of this Sublease. Each capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the Prime Lease, the True North Lease or the Hiro Lease, accordingly.

1.1.	Sublease Date:	June 1, 2011.

1.2.	Sublandlord:	World Color (USA) Corp., a Delaware corporation, as successor-in-interest to Quebecor World (USA) Inc.

1.3.	Subtenant:	IntraLinks, Inc., a Delaware corporation.

1.4.	Building:	The building located at 150 East 42nd Street, New York, New York.

1.5.	Premises:	A portion of the 11th Floor of the Building as more particularly depicted on Exhibit A attached hereto and incorporated herein and consisting of approximately 23,528 rentable square feet.

1.6.	Expiration Date:	11:00 P.M., December 1, 2013.

1.7.	Sublease Rental Rate:	Period	Monthly Installments of Rent
		Commencement Date through the fourth month of the Term	$19,000.00
		Fifth month of the Term through Expiration Date	$47,056.00 ($24.00 per rentable square foot) (subject to abatement in Sec. 3.8)

1.8.	Security Deposit:	$47,056.00.
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1.9.	Sublease:	This Sublease, including the Incorporated Provisions as incorporated herein. The terms “herein,” “hereunder”, etc., refer to this Sublease, including the Incorporated Provisions as incorporated herein.

1.10.	Broker:	Jones Lang LaSalle Americas, Inc. and CB Richard Ellis

1.11.	Hiro:	Hiro Real Estate Co., a New York partnership, or its successor-in-interest.

1.12.	True North:	True North Communications, Inc., a Delaware corporation, or its successor-in-interest.

1.13.	Pfizer:	Pfizer Inc., a Delaware corporation, or its successor-in-interest.

1.14.	Hiro Lease:	Lease dated as of February 8, 1995, between Hiro, as landlord, and True North, as tenant, as amended from time to time.

1.15.	True North Lease:	Sublease dated as of January 25, 2002, between True North, as sublandlord, and Pfizer, as subtenant, as amended from time to time.

1.16.	Prime Lease:	Sublease dated as of January 2, 2007, between Pfizer, as sub-sublandlord, and Sublandlord, as sub-subtenant, as amended by the Commencement Date Agreement, the First Amendment to Sublease dated as of April 30, 2009, Consent to Sub-Sublease dated as of February 21, 2007; among Hiro, True North, Pfizer, Sublandlord and Quebecor World Inc., and the Amendment to Consent to Sub-Sublease dated as of July 31, 2009, among Hiro, True North, Pfizer, Sublandlord and Quebecor World Inc.

1.17.	Prime Lease Premises:	That portion of the 11th floor of the Building leased to Sublandlord pursuant to the Prime Lease, as more particularly depicted on Exhibit B to the Prime Lease.

1.18.	Ground Lease:	Agreement of Lease dated December 15, 1952, originally between Philip A. Carroll, Robert G. Goelet and Francis Goelet, as trustees, and Goelet Realty Company, as landlord, and Galbreath Corporation, as tenant, as assigned and amended from time to time,

1.19.	Ground Lessor:	The current owner of the Building and the land upon which the Building is located.

1.20.	Incorporated Provisions:	All provisions of the Prime Lease except Sections 2, 3, 5(c)-(g), 6(b), 6(c), 15(1), 21, 24, 25, 26 and Exhibits C and D thereof.

All provisions of the True North Lease except Sections 2, 3.1,
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3.2, 3.4, the last sentence of 4.1, 8.1, 15, 18, 27, 28, 29 and 30, and Exhibits A, B and C thereof.

All provisions of the Hiro Lease except Article 1 (except to the extent Subtenant is obligated to pay all or a portion of the rental obligations under the express terms of this Sublease), Sections 3.09 through 3.11, Article 4, Section 7.11, Article 9, Article 31, Article 40 through 43, the First Amendment, Second Amendment, Third Amendment and Fourth Amendment to the Hiro Lease, and those additional provisions of the Hiro Lease which are not incorporated into the True North Lease as provided in Section 4.3(d) of the True North Lease.

1.21.	Permitted Use:	General, executive and administrative offices, provided that in exercising the same, such use complies with all of the applicable terms and conditions of the Prime Lease, the Hiro Lease, and the True North Lease.

1.22.	Subtenant’s Proportionate Share:	75.90%. Subtenant’s Proportionate Share represents the percentage corresponding to the fraction having as its numerator the size of the Premises (23,528 rentable square feet) and as its denominator the size of the Prime Lease Premises (31,000 rentable square feet).

2.	Demise; Term
2.1.	Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises upon and subject to the terms and conditions hereinafter set forth.
2.2.	The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the last to occur of the following, which the parties anticipate being on or about June 30, 2011:
(i)	Sublandlord and Subtenant execute and deliver this Sublease:
(ii)	Pfizer, True North and Hiro consent in writing to this Sublease as provided in Section 14 hereof, including to Subtenant’s signage, and Subtenant has received copies of all of such consents;
(iii)	Sublandlord delivers vacant possession of the Premises to Subtenant, with a finished demising wall separating Subtenant’s Premises from the balance of the Building’s 11th floor, with substantially all personal property, other than the Personal Property (as hereinafter defined in Section 15), removed and otherwise in the same condition as of the date of execution and delivery of this Sublease, subject to normal wear and tear; and
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(vi)	Either Sublandlord shall have notified Subtenant that all of the foregoing have been satisfied together with copies of the fully executed Required Consents (as defined in Section 14 hereof), or Subtenant shall have commenced to occupy the Premises.

The parties hereby agree to enter into a form of a “Confirmation of Lease Term and Base Rent Agreement” when the actual Commencement Date is determined.

2.3.	If Subtenant takes occupancy or is granted entry to the Premises prior to the Commencement Date with Sublandlord’s consent, such occupancy or entry shall be subject to all of the terms and conditions of this Sublease, other than the obligation to pay Base Rent. If either party shall so request, the parties hereto shall promptly execute and deliver an instrument confirming the Commencement Date and such other matters as reasonably requested by the requesting party, but the failure of either party to execute and deliver such instrument shall not affect the Commencement Date or such other matters.
2.4.	The Term of this Sublease shall expire on the Expiration Date or on such earlier date upon which such Term shall expire or be terminated pursuant to any of the provisions of this Sublease or pursuant to law.
2.5	Subtenant shall have access to the Premises 24 hours a day, 7 days a week, 365 days a year, subject to any provision to the contrary in the Prime Lease, True North Lease, Hiro Lease or the Building rules and regulations.
3.	Rents
3.1.	From and after the Commencement Date, Subtenant shall pay to Sublandlord rent (“Base Rent”) at the rate per annum equal to the Sublease Rental Rate, payable in equal monthly installments in advance on the first day of each month in the amounts specified in Section 1.7. The monthly installment of Base Rent shall be pro-rated for arty partial month occurring within the Term.
3.2.	In addition to Base Rent, Subtenant shall pay to Sublandlord an amount equal to one hundred three percent (103%) of Subtenant’s Proportionate Share of all amounts payable by Sublandlord from time to time with respect to electricity furnished to the Prime Lease Premises and the portion of the 11th floor public corridor included in the submeter serving the Prime Lease Premises. Alternatively, if the Premises are not submetered, then Subtenant shall pay to Sublandlord an amount equal to $2.50 per rentable square foot per annum for electricity. Such payment shall be deemed Additional Rent hereunder and shall be due within fifteen (15) days after Subtenant is billed therefor. If Subtenant shall so request, Sublandlord shall provide Subtenant with a copy of any electricity bill provided by the utility company or by Prime Landlord. All Rent due hereunder shall be paid in lawful money of the United States at such place as Sublandlord may from time to time designate, and in lieu of such specific and separate designation, then at the place designated in Section 12 of this Sublease for the giving of notices to Sublandlord. All such payments shall be pro-rated for any partial month occurring within the term of this Sublease.
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3.3.	Subtenant shall, within fifteen (15) business days of receipt of notice of demand (together with copies of supporting documentation reasonably satisfactory to Subtenant), pay or reimburse Sublandlord for all amounts payable under the Prime Lease, the True North Lease or the Hiro Lease under any indemnities thereunder to the extent that any such payment arises from the act or omission of Subtenant and/or any agent, contractor, sub-subtenant, assignee or affiliate of Subtenant or any employee thereof or arising out of Subtenant’s request for service or work including: (a) above building standard or overtime heating or cooling; (b) extra cleaning; (c) overtime or dedicated freight elevator service; or (d) any maintenance, repair or other service for which a separate charge is made by Prime Landlord, True North or Hiro.
3.4.	As used herein, the term “Additional Rent” shall include all sums of money which shall become due and payable by Subtenant to Sublandlord hereunder, other than Base Rent, and the term “Rent” or “Rents” shall refer to Base Rent and Additional Rent. Subtenant shall promptly pay all Rent as and when the same shall become due and payable without setoff, offset or deduction of any kind whatsoever and, if Subtenant fails to pay any Rent when due, Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity as in the case of nonpayment of Rent. In no event shall Subtenant be liable to pay Sublease Tax Payments or Sublease Operating Expense Payments as defined in the Prime Sublease.
3.5.	Sublandlord’s failure to make a demand under this Sublease shall not be a waiver of, or cause Sublandlord to forfeit or surrender, its rights to collect any Rents which may have become due pursuant to this Sublease. Subtenant’s liability for Rents accruing during the Term shall survive the expiration or sooner termination of this Sublease.
3.6.	If Subtenant arranges with Prime Landlord directly for any service, work or good, then Subtenant shall timely pay for all such services, work or goods.
3.7.	All amounts due from Subtenant to Sublandlord under this Sublease shall be paid by good and sufficient check (subject to collection) drawn on a bank which is a member of the New York Clearing House. The monthly fixed Rent payable on account of any partial calendar month during the term, if any, shall be prorated on a per diem basis.
3.8.	This Sublease provides for the abatement of Base Rent for the fifth month of the Term and the sixth month of the Term only (the “Abatement Period”). Subtenant’s obligation to pay Additional Rent, or any other sums due other than Base Rent, shall not abate during the Abatement Period. Subtenant’s obligation to make payments of Base Rent will commence on the first day of the month immediately after the expiration of the Abatement Period.
4.	Condition of the Premises
4.1.	Subtenant represents that it has examined (or waived examination of) the Premises. Sublandlord has not made and does not make any representations or
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warranties as to the condition of the Premises (including any latent defects in the Premises), the uses to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, the Building, the Prime Lease, the True North Lease, the Hiro Lease, or the Prime Lease Premises; provided, however, that Sublandlord warrants and represents to Subtenant that, to the best of Sublandlord’s knowledge, the mechanical systems serving the Premises are in good working order and Subtenant has delivered no notice of deficiency or complaint with regard to any such mechanical system to Pfizer, True North or Hiro in the past twelve (12) months.

4.2.	Sublandlord agrees to deliver, and Subtenant agrees to accept, the Premises in its “as-is” and “where-is” condition as of the date hereof (reasonable wear and tear excepted), and Sublandlord shall have no obligation whatsoever otherwise to alter, improve, decorate or otherwise prepare the Premises, or any portion thereof, for Subtenant’s occupancy.
5.	Subordination and Incorporation
5.1.	This Sublease is subject and subordinate to the Prime Lease, the Hiro Lease, the True North Lease, the Ground Lease, and to all other leases, mortgages and other rights or encumbrances to which the Prime Lease is subject of subordinate. This provision shall be self-operative but Subtenant shall within ten (10) business days of Sublandlord’s request, execute any instrument reasonably requested by Sublandlord, Hiro, True North, Pfizer or the ground lessor under the Ground Lease to evidence or confirm the same. Sublandlord represents, to the best of Sublandlord’s knowledge, that it has delivered to Sublandlord true and complete (except where redacted) copies of, and Subtenant acknowledges receipt of a redacted copy of each of the Prime Lease, the Hiro Lease, and the True North Lease, and represents and warrants that it is familiar with the terms and provisions thereof other than material which has been redacted from the copies represented, to the best of Sublandlord’s knowledge, to be true and complete and delivered to Subtenant. Subtenant shall not perform any act or permit any omission (where Subtenant has a legal obligation to act, either under this Sublease or under principles of common law) (or suffer any such act or omission by any employee of Subtenant or any agent, contractor, sub-subtenant, assignee or affiliate of Subtenant or any employee thereof) which would cause a default under the Prime Lease, the Hiro Lease or the True North Lease. Subtenant shall comply with all rules and regulations and construction rules and guidelines that Hiro has made or may hereafter from time to time make for the Building, as the same may be amended, restated or replaced from time to time in accordance with the provisions of the Hiro Lease. Sublandlord represents that Sublandlord has no actual knowledge of any changes to said rules and regulations from the form attached to the copy of the Hiro Lease provided by Sublandlord to Subtenant. Sublandlord shall not be liable for any failure by any other tenant or occupant in the Building to comply with such rules, regulations and guidelines, nor shall Subtenant be so liable. Sublandlord shall not voluntarily terminate the Prime Lease except pursuant to a right of termination arising out of casualty or condemnation expressly set forth in the Prime Lease, and Sublandlord shall not amend the Prime
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Lease in a manner materially adverse to Subtenant. Sublandlord shall furnish to Subtenant a copy of any amendment of the Prime Lease effected after the date of execution and delivery of this Sublease, promptly after execution and delivery thereof. If the term of the Prime Lease shall terminate for any reason, the Term of this Sublease shall also terminate as of the day before the Prime Lease term terminates. Sublandlord shall not be liable for any such termination unless such termination: (x) shall have arisen out of a default under the Prime Lease, the True North Lease or the Hiro Lease by Sublandlord not arising out of a default hereunder by Subtenant; or (y) shall have been effected by Sublandlord in violation of this Section 5.1.

5.2.	Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, and except to the extent not applicable to the Premises, the Incorporated Provisions are hereby incorporated in this Sublease by reference with the same force and effect as if set forth herein, except that, unless the context requires otherwise:
5.2.1.	references in such provisions to “Landlord” or “Overlandlord” shall be deemed to refer to Sublandlord;
5.2.2.	references in such provisions to “Tenant” or “Subtenant” shall be deemed to refer to Subtenant;
5.2.3.	references in such provisions to the “Lease”, “lease” or “Sublease” or “Overlease” shall be deemed to refer to this Sublease;
5.2.4.	references in such provisions to the “Premises”, “Demised Premises”, “Sublease Premises” or “Subleased Premises” shall be deemed to refer to the Premises as defined herein;
5.2.5.	references in such provisions to the “Personal Property” shall be deemed to refer to the Personal Property as defined herein;
5.2.6.	references in such provisions to the “Security Deposit” or “Security Deposit Amount” shall be deemed to refer to the Security Deposit as defined herein;
5.2.7.	references in such provisions to the “Rental Rate” or “Base Rental Rate” shall be deemed to refer to the Sublease Rental Rate as defined herein;
5.2.8.	references in such provisions to the “Lease Term” or “Sublease Term” shall be deemed to refer to the Term as defined herein;
5.2.9.	references in such provisions to the “Expiration Date” shall be deemed to refer to the Expiration Date as defined herein;
5.2.10.	references in such provisions to “Recognized Broker” or “Broker” shall be deemed to refer to the Broker as defined herein;
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5.2.11.	references in such provisions to “Tenant’s Proportionate Share” or “Subtenant’s Proportionate Share” shall be deemed to refer to Subtenant’s Proportionate Share as defined herein;
5.2.12.	references in such provisions to the “Sublandlord’s Work” shall not be applicable;
5.2.13.	references in such provisions to the “Tenant Changes” or “Alterations” shall be deemed to refer to the Alterations as defined herein;
5.2.14.	references in such provisions to other provisions of the Prime Lease that are not incorporated herein shall be disregarded; and
5.2.15.	references in such provisions to one or more “subleases”, “sublettings”, “sublessees” or “subtenants” (or derivations thereof) shall be deemed to refer to further sub-subsubleases, sub-subsublettings or sub-subsubtenants (or the applicable derivation thereof).
5.3.	Sublandlord shall be deemed not to have made any representation made by Hiro under the Hiro Lease, True North under the True North Lease, or Pfizer under the Prime Lease or otherwise in any of the Incorporated Provisions. Moreover, Sublandlord shall not be obligated:
5.3.1.	to provide any of the services or utilities or perform any act or thing that Pfizer, True North, or Hiro has agreed to provide or perform;
5.3.2.	to make any of the repairs or restorations that Pfizer, True North, or Hiro has agreed to make;
5.3.3.	to comply with any laws or requirements of public authorities with which Pfizer, True North, or Hiro has agreed to comply; or
5.3.4.	to take any action with respect to the operation, administration or control of the Premises, Building or any of its public or common areas that Pfizer, True North, or Hiro has agreed to take;

(all the foregoing being herein called the “Building Services”) and Sublandlord shall have no liability to Subtenant on account of any failure of Pfizer, True North or Hiro to do so, or on account of any failure by any such party to observe or perform any of the terms, covenants or conditions of the Prime Lease, the True North Lease or the Hiro Lease, respectively, required to be observed or performed by any such party.

5.4.	Sublandlord agrees:
5.4.1.	upon Subtenant’s request, to request on Subtenant’s part any Building Service with respect to the Premises;
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5.4.2.	that, if under the Prime Lease, any right or remedy of Sublandlord or any duty or obligation of the landlord thereunder is subject to or conditioned upon Sublandlord’s making any demand upon the landlord thereunder or giving any notice or request to the landlord thereunder then, if Subtenant shall so request, Sublandlord, at Subtenant’s expense for Sublandlord’s reasonable costs, if any, shall make such demand or give such notice or request, except that Sublandlord shall not be required to request Prime Landlord’s consent or approval with respect to any act or thing as to which Sublandlord shall not have granted its consent or approval (but, if Sublandlord consents or approves, Sublandlord agrees that its consent or approval shall not be unreasonably withheld, conditioned, or delayed).
5.4.3.	provided no default by Subtenant under this Sublease has occurred and is continuing beyond any applicable notice and/or cure period, Sublandlord shall pay when due all Base Rent, Additional Rent and other charges payable by Sublandlord to Pfizer under the Prime Lease; and
5.4.4.	Sublandlord shall perform its covenants and obligations under the Prime Lease that do not require possession of the Premises for their performance and that are not otherwise to be performed under this Sublease by Subtenant on behalf of Sublandlord. For example, Sublandlord shall at all times keep in full force and effect all insurance required of Sublandlord as subtenant under the Prime Lease.
5.5.	Whenever Subtenant desires to do any act or thing which requires the consent or approval of Hiro under the Hiro Lease, True North under the True North Lease, or Pfizer under the Prime Lease:
5.5.1.	Subtenant shall not do such act or thing without first having obtained the consent or approval of such party/parties and Sublandlord (and Sublandlord’s right to withhold consent or approval shall be independent of the rights of any other party);
5.5.2.	Subtenant shall not request any consent or approval directly (and no efforts by Sublandlord to obtain any consent or approval shall constitute Sublandlord’s consent or approval or prejudice Sublandlord’s right to withhold consent or approval) unless Sublandlord first approves of such direct contact; and if Sublandlord does not approve of such direct contract, or Subtenant elects not to attempt direct contract, Sublandlord will promptly forward Subtenant’s request for approval to Pfizer, with the request that Pfizer forward same to True North and at such time request that True North forward Sublandlord’s request to Hiro, provided that Subtenant provides Sublandlord with complete, multiple copies of its request, with all required supporting documentation, for each of Pfizer, True North, and Hiro;
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5.5.3.	Notwithstanding anything to the contrary contained herein, in no event shall Sublandlord be required to give its consent or approval prior to Pfizer, True North and Hiro, as applicable, doing so, but Sublandlord agrees to indicate to each of Pfizer, True North, and Hiro that (if such is the case) it is prepared to give Sublandlord’s consent or approval and that it has no reasonable grounds to deny consent or approval.
5.6.	Notwithstanding any other provision of this Sublease, Subtenant shall perform all of its obligations hereunder at such times, no later than such dates or no later than the end of such periods as Sublandlord shall be required to perform its corresponding obligations under the Prime Lease. If Prime Landlord shall give any notice of failure or default under the Prime Lease arising out of any failure by Subtenant to perform any of its obligations hereunder (other than the payment of money) then Sublandlord shall promptly furnish Subtenant with a copy thereof. If the Prime Lease shall provide any grace or cure period for such failure or default then the grace or cure period hereunder shall expire five (5) days prior to the date on which the grace or cure period under the Prime Lease shall expire. In no event shall this Section 5.6 extend the time, date or period by or within which Subtenant is required to perform. Subtenant shall promptly provide Sublandlord with a copy of any notice that Subtenant receives from Prime Landlord relating to the Premises.
5.7.	If: (a) Subtenant shall fail to perform any of its obligations hereunder and such failure shall continue beyond any notice and/or cure period provided for herein; or (b) Prime Landlord shall give any notice of failure or default under the Prime Lease arising out of any failure by Subtenant to perform any of its obligations hereunder and Subtenant does not correct such failure within the applicable cure period provided under the Prime Lease then, in either case, Sublandlord shall have the right (but not the obligation) to perform or endeavor to perform such obligation, at Subtenant’s reasonable expense, and Subtenant shall, within five (5) days of Sublandlord’s demand from time to time, reimburse Sublandlord for all reasonable costs and expenses incurred by Sublandlord in doing so.
5.8.	Sublandlord represents, as of the date hereof, that to Sublandlord’s actual knowledge: (i) a true and complete copy of the Prime Lease (excluding redacted terms and conditions) is attached hereto and incorporated herein as Exhibit B and the same has not been amended, modified or assigned other than as set forth in this Sublease; (ii) the Prime Lease is in full force and effect, Sublandlord holds the subtenant’s interest in the Prime Lease, Sublandlord has not previously assigned its interest in the Prime Lease, and the Premises are not currently sub-subleased to any other person; (iii) Sublandlord is not in default in the payment of rent or additional rent under the Prime Lease; (iv) Sublandlord has not received any notice of default under the Prime Lease, except for any defaults which Sublandlord has cured and Prime Lease is no longer claiming to exist; and (v) Sublandlord has not received any notice of default under the True North Lease, the Hiro Lease or the Ground Lease, except for any defaults which have been cured or which the applicable party is no longer claiming to exist, and
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Sublandlord has no actual knowledge of any defaults claimed to be currently outstanding by any of the parties to the True North Lease, the Hiro Lease or the Ground Lease.

6.	Insurance and Indemnification
6.1.	Whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to furnish insurance to or for Sublandlord, Subtenant also shall be required to furnish such insurance to or for Pfizer, True North, and Hiro, and such other persons as any such party may designate in accordance with the Prime Lease, the True North Lease, or the Hiro Lease, respectively; provided that, in the case of any such other person not named in such lease, Sublandlord shall have notified Subtenant thereof.
6.2.	Whenever, pursuant to any of the Incorporated Provisions as incorporated herein, Subtenant is required to indemnify or defend Sublandlord, Subtenant shall be required also to indemnify or defend Pfizer, True North, or Hiro, and such other persons as any such party may designate in accordance with the Prime Lease, the True North Lease or the Hiro Lease,
6.3.	In addition to Subtenant’s obligations under Section 6.2, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any loss, cost, damage or expense (including reasonable attorneys’ fees), or any claim therefor, arising out of: (a) actions taken by Sublandlord at Subtenant’s request pursuant to Section 5.4.1 or 5.4.2; (b) any failure by Subtenant to observe or perform any of the terms, covenants or conditions of this Sublease required to be observed or performed by Subtenant, including any loss, cost, damage or expense which may result from (i) any default under or termination of the Prime Lease arising by reason of any such failure, or (ii) any holding over by Subtenant in the Premises beyond the expiration or sooner termination of this Sublease; or (c) any claim by Prime Landlord that Sublandlord is holding over in the Premises arising out of or relating to any Personal Property being in the Premises after the expiration or termination of the term of the Prime Lease or Sublandlord’s right to possess the Premises. Subtenant hereby releases Hiro, True North, Pfizer, and the ground lessor under the Ground Lease with respect to any claim (including a claim for negligence) relating to loss, damage or destruction of Subtenant’s property: (x) to the extend such release will not invalidate any insurance held by Subtenant; and (y) to the extent Sublandlord releases such claims against Pfizer under the Prime Lease.
7.	Covenant of Quiet Enjoyment

Sublandlord covenants that Subtenant may peaceably and quietly enjoy the Premises without disturbance by Sublandlord or any person claiming by, through or under Sublandlord, subject nevertheless to the terms and conditions of this Sublease and to the Prime Lease, the True North Lease, the Hiro Lease, the Ground Lease, and any other leases and mortgages to which this Sublease is subordinate.

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8.	Assignment and Sub-subletting
8.1.	Subtenant shall not assign (it being agreed that any direct or indirect change in control of Subtenant shall constitute an assignment of this Sublease), further sublease, mortgage, encumber, or otherwise transfer any interest in this Sublease or grant any right regarding the use or occupancy of the Premises (or amend any agreement in respect of such a transaction) without the prior written consent of: (i) Pfizer to the extent required under and subject to the provisions of the Prime Lease; (ii) True North, to the extent required under and subject to the provisions of the True North Lease; (in) Hiro, to the extent required under and subject to the provisions of the Hiro Lease; and (vi) Sublandlord. Notwithstanding the foregoing, (a) any permitted assignee of this Sublease or sub-subtenant shall only use the Premises (or the applicable portion thereof in the case of a sub-sublease) for the Permitted Use, and (b) Subtenant shall reimburse Sublandlord, in connection with any proposed assignment or sub-sublease, for all reasonable attorneys’ fees and disbursements incurred by Sublandlord with respect to its own attorneys; plus all reasonable attorneys’ fees and disbursements and other expenses for which Sublandlord is billed by Pfizer pursuant to the Prime Lease, True North pursuant to the True North Lease, and Hiro pursuant to the Hiro Lease, as the case may be.
8.2.	Any further sublease shall be subject and subordinate to this Sublease, the Prime Lease, the True North Lease, the Hiro Lease and the Ground Lease. No assignment shall be valid or effective unless and until the assignee shall have delivered to Sublandlord an instrument, in form satisfactory to Sublandlord, Hiro, True North and Pfizer, respectively, pursuant to which the assignee assumes the due observance and performance of all of the obligations of Subtenant hereunder from and after the date of such assignment.
8.3.	No assignment or further sublease shall release the Subtenant named herein or any of its successors from any liability hereunder. If this Sublease is assigned or the Premises or any part thereof are further sublet in violation of this Sublease then Sublandlord may collect rents from or accept performance from the assignee or further sub-subtenant and no such collection or acceptance shall effect any such release or be deemed to constitute Sublandlord’s consent to any assignment or further sub-subleasing,
8.4.	If Subtenant intends to assign this Sublease or to further sublet all or any portion of the Premises, the provisions of Section 13(e), (g), (h), (j), (k) and (1) of the Prime Lease shall apply as if fully set forth herein; provided, however, that the term “Sublandlord” as set forth therein shall mean the Sublandlord under this Sublease, the term “Subtenant” as set forth therein shall mean the Subtenant under this Sublease, and the term “Sublease” shall mean this Sublease.
8.5.	Notwithstanding the foregoing provisions of Section 8.1, and further provided the True North and Hiro consent to such transaction(s) (to the extent such consents are required under the Hiro Lease and the True North Lease (and Sublandlord agrees to use reasonable efforts, which shall not include the expenditure of money
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or the commencement of legal proceedings, to cause Hiro and True North to consent or otherwise state each’s objections thereto), Sublandlord confirms that transactions defined as Permitted Transactions in subsection 13(i) of the Prime Lease shall not require Sublandlord’s consent or be subject to subsections 13(d) and (e) of the Prime Lease.
9.	Utilities
9.1.	Except to the extent arising or resulting from the negligent acts or omissions of Sublandlord, Sublandlord’s willful misconduct, or the failure by Sublandlord to perform its obligations under the Prime Lease, in no event shall Sublandlord have any liability for any defect in, or any interruption or failure of, any utilities or services furnished to the Premises. In no event shall Subtenant draw more electricity than that which the feeders, risers, panels and other electricity supply equipment serving the Premises are capable of safely supplying.
9.2.	Throughout the entire Term, Subtenant shall be responsible for and promptly pay all separately metered charges for electricity and telephone and all other services, if any, furnished to or consumed at the Premises. Subtenant’s obligation to pay for separately metered utilities used or consumed during the Term of this Sublease shall survive the expiration of earlier termination of this Sublease.
10.	Alterations; Pre-Sublease Alterations
10.1.	Subtenant shall not make any alterations, installations, additions or improvements (“Alterations”) in or to the Premises including, without limitation, any Alterations done to prepare the Premises for occupancy, without first having obtained the consent or approval of: (i) Pfizer to the extent required under and subject to the provisions of the Prime Lease; (ii) the True North, to the extent required under and subject to the provisions of the True North Lease; (iii) Hiro, to the extent required under and subject to the provisions of the Hiro Lease; and (vi) Sublandlord. Subtenant shall reimburse Sublandlord within ten (10) days of demand for all out-of-pocket costs and expenses reasonably incurred by Sublandlord in reviewing any request for consent to an Alteration, regardless of whether Sublandlord grants its consent to such Alteration. If Pfizer, True North, Hiro and Sublandlord, as applicable, shall consent to any Alterations then Subtenant shall observe and perform all of the terms, covenants and conditions of the Prime Lease, the True North Lease and the Hiro Lease, respectively, applicable thereto. Sublandlord shall deliver to Subtenant a Form ACP-5 prior to the Commencement Date.
10.2.	With respect to Sublandlord’s obligations under Prime Lease Section 15(f) to remove all Alterations (as defined in the Prime Lease, but excluding Sublandlord’s Work under the Prime Lease) that True North or Hiro requests Pfizer to remove, and Pfizer asks Sublandlord to remove, in accordance with the terms of the Hiro Lease and the True North Lease, respectively, and (in connection with such removal) to restore the applicable portions of the Premises to its condition as of the Commencement Date of the Prime Lease, subject to reasonable wear and tear, Sublandlord shall fulfill such requirements after the
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expiration of the Term. Subtenant hereby agrees to remove any Unusual Alterations (as defined in the Hiro Lease) installed by Subtenant that Hiro, True North, Pfizer or Sublandlord would require to be removed prior to the expiration of the Term. In addition, in the event Hiro, True North, Pfizer or Sublandlord requires, per its approval, that any other Alterations installed by Subtenant shall be removed prior to the expiration of the Term, then Subtenant shall remove such Alterations and return the Premises to its condition as of the Commencement Date, subject to reasonable wear and tear. If Subtenant does not remove its Unusual Alternations or any of its other Alterations, as may be required above, prior to the expiration of the Term, Subtenant shall reimburse Sublandlord for all costs incurred by Sublandlord in connection therewith.
11.	Security Deposit
11.1.	Within two (2) business days after the delivery of this Sublease, Subtenant shall deliver to Sublandlord in immediately available funds the required Security Deposit
11.2.	The Security Deposit shall be held by Sublandlord without liability for interest and as security for the performance by Subtenant of Subtenant’s covenants and obligations under this Sublease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Subtenant’s liability for damages in case of default by Subtenant. In accordance with New York General Obligations Law Section 7-103, Sublandlord shall be required to keep the Security Deposit separate from its other accounts, and shall deposit the same in an account in a bank or savings and loan association to be selected, from time to time, by Sublandlord in its sole discretion. Landlord may, from time to time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Subtenant. Following any such application of the Security Deposit, Subtenant shall pay to Sublandlord, within five (5) days after demand, the amount so applied in order to restore the Security Deposit to its original amount. If Subtenant is not in default at the termination of this Sublease, the balance of the Security Deposit remaining after any such application shall be returned by Sublandlord to Subtenant within sixty (60) days thereafter. If Sublandlord transfers its interest in the Premises during the Term of this Sublease, Sublandlord shall assign the Security Deposit to the transferee and thereafter shall have no liability for the return of the Security Deposit.
11.3	Notwithstanding Section 1.11 above, Subtenant shall have the right to deliver to Sublandlord, in lieu of a cash Security Deposit, within two (2) business days after delivery of this Sublease, or at any time during the initial six (6) months of the Term, to substitute for the Security Deposit delivered in U.S. currency as of the Sublease Date a standby, irrevocable, transferable letter of credit (the “Letter of Credit”) in a form acceptable to Sublandlord and in accordance with the following provisions:
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11.3.1	The Letter of Credit shall be in the face amount of the Security Deposit required hereunder, shall name Sublandlord as beneficiary, shall be issued by a commercial bank with offices for banking purposes in the City of New York and otherwise reasonably acceptable to Sublandlord in its sole discretion, and shall permit multiple and partial draws thereon. Subtenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Security Deposit amount through the date which is forty-five (45) days after the Expiration Date (the “Final LC Expiration Date”). If the Letter of Credit held by Sublandlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Subtenant shall deliver a new Letter of Credit or certificate of renewal or extension to Sublandlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Sublandlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Sublandlord in its sole discretion.
11.3.2	Sublandlord shall have the right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time: (a) if a default by Subtenant under this Sublease occurs and continues beyond the expiration of the applicable cure period (and Subtenant agrees that the Letter of Credit must allow for partial draws); or (b) if the Letter of Credit held by Sublandlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Subtenant fails to deliver to Sublandlord, at least thirty (30) days prior to the expiration date of the Letter of Credit then held by Sublandlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section. In no event shall the issuer of the Letter of Credit fail to honor Sublandlord’s drawing upon such Letter of Credit due to any terms or conditions of this Sublease. Subtenant hereby acknowledges and agrees that Sublandlord shall allow the substitution of the Letter of Credit for the Security Deposit in U.S. currency in material reliance upon the ability of Sublandlord to draw upon the Letter of Credit upon the occurrence of a default under this Sublease (beyond any applicable notice and cure period) by Subtenant or upon the occurrence of any of the other events described in this Section.
11.3.3	The proceeds from Sublandlord’s draw upon the Letter of Credit shall only be applied by Sublandlord against any Rent then due and payable by Subtenant under this Sublease that is not paid when due and remains unpaid beyond the expiration of any applicable notice and cure period, and/or to pay for all losses and damages to which Sublandlord is entitled pursuant to the terms of this Sublease and has actually suffered or incurred
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(including, without limitation, reasonable attorneys fees and disbursements) as a result of any default by Subtenant under this Sublease beyond any applicable notice and cure period.

11.3.4	Upon the Final LC Expiration Date, provided Subtenant is not then in default in its obligations under this Sublease, Sublandlord agrees to return the Letter of Credit; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Subtenant, or an involuntary petition is filed against Subtenant by any of Subtenant’s creditors, under the Federal Bankruptcy Code (collectively, a “Bankruptcy Event”), then Sublandlord shall not be obligated to return the Letter of Credit until either all preference issues relating to payments under this Sublease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal. Sublandlord shall return the Letter of Credit within twenty (20) days after Subtenant cures any default(s) under this Sublease and resolves (and/or has obtained a dismissal of) any Bankruptcy Event as aforesaid. Upon Sublandlord’s return of the Letter of Credit as contemplated under this Section, Subtenant shall deliver to Sublandlord a letter confirming the surrender of the Letter of Credit.
11.3.5	If, as a result of any application or use by Sublandlord of all or any part of the Letter of Credit, the amount available under the Letter of Credit shall be less than the required Security Deposit amount, Subtenant shall, within fifteen (15) business days after Sublandlord’s request, provide Sublandlord with an additional letter of credit in an amount equal to the deficiency (or an amendment to the Letter of Credit or a replacement letter of credit in the total required Security Deposit amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section. If Subtenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Sublease, the same shall constitute a material default under this Sublease by Subtenant. Subtenant further covenants and warrants that it will not encumber the Letter of Credit or any part thereof, and that neither Sublandlord nor its successors or assigns will be bound by any such encumbrance or attempted encumbrance.
11.3.6	Sublandlord may, at any time and without first obtaining Subtenant’s consent thereto, transfer the Letter of Credit in whole or in part, to Sublandlord’s successor-in-interest as sublandlord under this Sublease. If Sublandlord transfers its interest as sublandlord under this Sublease and transfers the Letter of Credit in whole (or any proceeds thereof then held by Sublandlord) to the transferee, Sublandlord shall, upon such transferee’s written assumption of the obligations of Sublandlord under this Sublease (on terms reasonable to said transferor), be released by Subtenant from all liability therefor. The provisions hereof shall apply to
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every transfer or assignment of all or any part of the Letter of Credit to a new sublandlord. In connection with any such transfer of the Letter of Credit by Sublandlord, Subtenant shall, if applicable, at Subtenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Sublandlord agrees to provide notice to Subtenant within a reasonable time after its transfer of the Letter of Credit.

12.	Notices

Any notice or other communication under this Sublease shall be in writing and shall be sent by United States Postal Service certified mail return receipt requested, by nationally recognized overnight delivery service or by personal delivery addressed to the party for whom intended at its address set forth below, or to such other address as such party shall have designated by notice to the other in the manner herein prescribed. The addresses for such notices shall be as follows:

If to Subtenant:	IntraLinks, Inc.
150 East 42nd Street
New York, New York 10017
Attention: David Curran, Executive Vice President

With a copy to:	McCarter & English LLP
245 Park Avenue
New York, New York 10167
Attention: David Alan Richards, Esq.

If to Sublandlord:	World Color (USA) Corp.
c/o Quad/Graphics, Inc.
N63 W23075 State Hwy, 74
Sussex, WI 53089
Attention: Nathan Ganfield, Director,
Corporate Legal and Real Estate

with a copy to:	Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, WI 53202
Attention: Rebecca Hamrin

Any such notice shall be deemed given or received upon receipt or refusal thereof. Counsel for either party may give notices on behalf of its client.

13.	Brokers

Subtenant represents and warrants to Sublandlord that Subtenant has dealt with no broker, agent or finder in connection with this Sublease other than Broker and Subtenant agrees to indemnify Sublandlord against any claim for commission or other compensation in connection with this Sublease made against Sublandlord by any broker, agent or finder other than Broker with whom Subtenant has dealt, or is claimed to have

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dealt, in connection with this Sublease, and all costs, expenses and liabilities in connection therewith, including reasonable attorneys’ fees and disbursements incurred by Sublandlord in the defense of any such claim. Sublandlord represents and warrants to Subtenant that Sublandlord has dealt with no broker, agent or finder in connection with this Sublease other than Broker and Sublandlord agrees to indemnify Subtenant against any claim for commission or other compensation in connection with this Sublease made against Subtenant by any broker, agent or finder other than Broker with whom Sublandlord has dealt, or is claimed to have dealt, in connection with this Sublease, and all costs, expenses and liabilities in connection therewith, including reasonable attorneys’ fees and disbursements incurred by Subtenant in the defense of any such claim. Sublandlord agrees that it is solely responsible for the payment of the commissions due to Broker in connection with this Sublease. The obligations of each party hereunder shall survive the expiration or earlier termination of this Sublease.

14.	Required Consents

This Sublease is subject to the parties obtaining the consents of Hiro, True North and Pfizer to this Sublease (the “Required Consents”) in accordance with the terms of the Hiro Lease, the True North Lease and the Prime Lease, respectively, and in accordance with this Section 14. Sublandlord agrees that, in seeking the Required Consents, the requests therefor shall each contain requests for approval of signs, if required under the Prime Lease, the True North Lease, and/or the Hiro Lease. If the Required Consents are not obtained on or before the date which is sixty (60) days after the Sublease Date, then at any time thereafter so long as the Required Consents have not been obtained, Sublandlord and Subtenant each shall have the right to give the other notice terminating this Sublease effective ten (10) days after such notice is given and, if such notice is given and if the Required Consents have not been obtained on or before the last day of such ten (10) day period, then this Sublease shall terminate on such day, in which event Sublandlord shall return the Security Deposit and this Sublease shall terminate. Sublandlord shall request the Required Consents to this Sublease in accordance with this Sublease, but shall have no obligation to commence any litigation or arbitration in connection therewith or to pay any amount to any third party in connection therewith that is not expressly contemplated by the Prime Lease, the True North Lease or the Hiro Lease, respectively. Subtenant shall reasonably cooperate with Sublandlord’s efforts to obtain the Required Consents including, without limitation, providing any information reasonably requested by any third party. Sublandlord shall promptly notify Subtenant if and when the Required Consents have been obtained. Subtenant waives any claim arising from relating to any failure to obtain the Required Consents. Sublandlord shall pay all attorneys’ fees and other out-of-pocket costs billed by Hiro, True North or Pfizer with respect to their review of and consent to this Sublease, whether or not such consent is obtained.

15.	Personal Property

Commencing on the Commencement Date, Sublandlord conveys to Subtenant, and Subtenant accepts from Sublandlord, at no additional cost or expense to Subtenant, the personal property identified on Exhibit C attached hereto and incorporated herein (collectively, the “Personal Property”). Subtenant shall accept the Personal Property in its “as is” condition. During the Term of the Sublease, Subtenant shall have the right to

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use or dispose of such Personal Property without compensation to Sublandlord as Subtenant shall determine in its sole discretion and at its sole cost and expense and shall have no liability to Sublandlord with respect to the same. Prior to the expiration and/or termination of this Sublease, Subtenant shall remove all Personal Property from the Premises and repair any damage resulting from such removal.

16.	Signage

Subtenant shall not place or suffer to be placed or maintain any sign outside of the Premises; nor shall Subtenant place any sign, decoration, lettering or advertising matter of any kind in the Building outside of or visible from outside of the Premises without first obtaining the prior written consent of Pfizer, True North and/or Hiro if any such consent is required under the Prime Lease, the True North Lease and/or the Hiro Lease, respectively, in each instance. In the event that all such required consents are obtained, all signs shall be of a size, color and design as is reasonably approved in writing by the consenting parties and shall be installed in a location reasonably acceptable to the consenting parties and maintained in good condition, repair and appearance at all times, according to reasonable standards promulgated by the consenting parties and the laws of the governmental authorities having jurisdiction over such signs.

17.	Miscellaneous
17.1.	The submission by Sublandlord to Subtenant of this Sublease in draft form shall be deemed submission solely for Subtenant’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the subleasing of the Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Sublandlord of this Sublease for execution by Subtenant and the actual execution and delivery thereof by Subtenant to Sublandlord shall similarly have no binding force or effect on either party unless and until both parties shall have executed this Sublease and a counterpart thereof shall have been delivered to Subtenant.
17.2.	This Sublease may be executed in any number of counterparts, each of which shall be an original, but all of which shall be taken to together to constitute one and the same agreement. Signatures hereon exchanged via facsimile or via electronic mail in .pdf format shall have the same force and effect as original signatures.
17.3.	All of the terms, covenant and conditions hereof shall be binding upon and inure to the benefit of the successors in interest and assigns of the parties hereto.
17.4.	The individuals executing this Sublease represent and warrant to each other that they are duly elected, qualified acting officers or partners (as the case may be) of their respective corporate entities, incumbent in the offices set forth below and have been duly authorized to execute and deliver this Sublease, and that all corporate action has been taken which is necessary to authorize and approve this Sublease and authorize the undersigned to execute and deliver the same and bind the corporate entities named herein, to the terms and provisions hereof.
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17.5.	The invalidity or unenforceability of any provision of this Sublease shall not render invalid or unenforceable any other provision of this Sublease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the Sublease Date.

SUBTENANT:	SUBLANDLORD:

INTRALINKS, INC.,	WORLD COLOR (USA) CORP.,
a Delaware corporation	a Delaware corporation

By: /s/ David Curran	By: /s/ Kelly A. Vanderboom
Name: David Curran	Name: Kelly A. Vanderboom
Title: EVP, Business & Legal Affairs	Title: Treasurer

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Exhibit A

The Premises

[see attached]

1

1

Exhibit B

Prime Lease

[see attached]

1

Exhibit C

Personal Property

2 conference room tables

2 credenza

1 small round table

1 reception desk

20 conference room chairs

1 small square conference table

58 desk chairs

22 three drawer desk cabinet

23 two drawer desk cabinet

22 cubicle station desk

39 office desk

38 office desk chairs

60 visitors chairs

18 bookcases

41 office file cabinets

53 perimeter office file cabinets

1